UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

LVFAR GREEN TECHNOLOGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	4885023	27-3819428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pingzi Road 71, NianFeng Community, Ping Di Street Longgang District, Shenzhen China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-755-28431909

SHC Advance Services Inc.

c/o Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, New York 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 1, 2013, the Board of Directors of LVFAR Green Technology Corp. (the “Company”) dismissed the Company’s independent registered public accountant, Rothstein Kass.

During the fiscal years ended October 31, 2012 and 2011 and the subsequent period through March 1, 2013, (i) there were no disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference in connection with their report to the subject of the disagreement(s) and (ii) there were no reportable events as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Rothstein Kass’s report on the financial statements of the Company for the year ended October 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has authorized Rothstein Kass to respond fully to any inquiries of the new auditors hired by the Company relating to their engagement as the Company’s independent accountant. The Company has requested that Rothstein Kass review the disclosure herein and has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which he does not agree with the statements made by the Company herein. Such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On March 1, 2013, the Company’s Board of Directors approved the appointment of Anton & Chia, CPAs as the Company’s independent registered public accountant. The decision to engage Anton & Chia, CPAs was approved by the Company’s board of directors. During the fiscal years ended October 31, 2012 and 2011, and the subsequent period through March 1, 2013, the Company did not consult with Anton & Chia, CPAs regarding (1) the application of accounting principles to a specific or contemplated transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01	Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), by and among Ellenoff Grossman & Schole LLP (“EGS”) and those persons whose names appear on the signature pages thereto (collectively “Purchasers”), on March 1, 2013, EGS, the sole stockholder of the Company, sold all of the shares of common stock of the Company it holds to the Purchasers in consideration for $50,000 in cash from the personal funds of the Purchasers. Following consummation of the transactions contemplated by the Agreement, the Purchasers collectively hold 100.0% of the voting securities of the Company. The transaction has resulted in a change in control of the company from EGS to the Purchasers. As of the date hereof, the ownership of the Company is as follows:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Guoxiang Huang (2)	400,000	40.0%
Qiuxia Huang (2)	200,000	20.0%
Zhihao Huang (2)	200,000	20.0%
Guohua Huang (2)	100,000	10.0%
Enlong Pan	50,000	5.0%
Peter Tong	50,000	5.0%
TOTAL	1,000,000	100%

(1)	Applicable percentages are based on 1,000,000 shares outstanding as of the date hereof. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.
(2)	Guoxiang Huang and Quixia Huang are husband and wife. Zhihao Huang is their son. Guohua Huang is the brother of Guoxiang Huang. Each party disclaims beneficial ownership of the other parties’ shares.

In connection with the change in control, Barry Grossman, Douglas Ellenoff and David Selengut, the Company’s three directors, resigned from their positions as directors of the Company effective immediately upon the consummation of the transactions contemplated by the Agreement. In addition, Guoxiang Huang, Quixia Huang, Zhihao Huang, Guohua Huang and Peter H. Tong were elected as directors of the Company by the stockholders of the Company effective immediately upon the consummation of the transactions contemplated by the Agreement. Mr. Quixia Huang was elected to serve as Chairman of the Board of Directors.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, for such information reflecting the Company and its securities upon consummation of the transactions contemplated by the Agreement that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2013, in accordance with the terms of the Agreement, Mr. Selengut, our President and director, Mr. Grossman, our Chief Financial Officer and director, and Mr. Ellenoff, our Secretary and director, resigned from their positions as officers and directors of the Company effective immediately upon consummation of the transactions contemplated by the Agreement.

On March 1, 2013, in accordance with the terms of the Agreement, the following individuals were appointed to the positions indicated opposite their names, each appointment effective immediately upon consummation of the transactions contemplated by the Agreement.

Name	Age	Position
Quixia Huang	43	Chairman of the Board of Directors
Peter H. Tong	58	Chief Executive Officer, Chief Financial Officer and Director
Zhihao Huang	24	Treasurer and Director
Guohua Huang	51	Secretary and Director
Enlong Pan	56	Senior Vice President
Guoxiang Huang	44	Director

Quixia Huang has served as Chairman of the Board of Directors since March 1, 2013. Since 2007, Mrs. Huang has served as chairman of the board of Dongguan Kelvsheng Technology Co., Ltd., a research and development company in Dongguan, China. Since 2001, Mrs. Huang has also served as general manager of Five-Jin Gongli Plastic Recycle Co., Ltd., a plastic recycling company in Dongguan, China. In addition, since 1998, Mrs. Huang has served as general manager of Dongguan Tengda Waste Co., Ltd., a plastic recycling company in Dongguan, China. Mrs. Huang received a degree from Wuhan University in business.

Peter H. Tong has served as our Chief Executive Officer, Chief Financial Officer and a director since March 1, 2013. Since May 2012, Mr. Tong has served as chief executive officer of Timberwood Acquisition Corp., a blank check company seeking an acquisition target. Since 2006, Mr. Tong has served as an economic consultant for the Industrial Commercial Union for Sichuan Province, China, a corporate finance and management company. From 2001 to 2005, Mr. Tong served as a financial consultant to Schmidt Financial Concept, an international financial management company, in China. From 1998 to 2001, Mr. Tong served as chief operating officer of Union Charter Bancorp, a full-service mortgage bank. From 1996 to 1998, Mr. Tong served as executive vice president of Founders Bancorp, a full-service mortgage bank. From 1992 to 1996, Mr. Tong served as senior vice president of Union Charter Bancorp. Mr. Tong received a B.S. in Finance from Chengchi University, Taipei, Taiwan.

Zhihao Huang has served as our Treasurer and a director since March 1, 2013. Since January 2008, Mr. Huang has served as a director of LVFAR Technology Company, a construction waste recycling company in Dongguan City, China. He received a degree from University of Surrey, Australia in business administration.

Guohua Huang has served as our Secretary and a director since March 1, 2013. Since 2002, Mr. Huang has served as president and chairman of the board of Dogguan Business Profit Import and Export Co., Ltd., an import, export and international trading company in Dongguan, China. From 1994 to 2002, Mr. Huang served as a business executive and business manager of Dongguan Commercial Trade Company, an import, export and international trading company in Dongguan, China.

Enlong Pan has served as our Senior Vice President since March 1, 2013. Since 2005, Mr. Pan has served as the chief executive officer of International Financial Union Holdings Group Co., Ltd., a financial guarantee company in Shenzhan, China. Mr. Pan received a B.S. in Financial Management from Jinan University, Guangzhou, China, in 1978.

Guoxiang Huang has served as a director of the Company since March 1, 2013. Since 2001, Mr. Huang has served as president of technical operations and a director of LVFAR Technology Company, a construction waste recycling company in Dongguan, China. In addition, in 2001, Mr. Huang founded Guangdong LVFAR Renewable Resources Technology Ltd. Co. and Shenzhen LVFAR Pengcheng Environmental Science and Technology Ltd. Co., both of which are companies engaged in the renewable technology industry in Shenzhen, China. Mr. Huang holds 14 patents in construction waste renewable technology. From May 2009 to May 2011, Mr. Huang served as a member of the Technical Committee of the Technology Engineering Research Center of Civil Engineering at Guangdong University. Mr. Huang was named an “Annual Economic Figure” by BOAO Forum for Asia in 2010 and he was awarded the “National Prominent Figures of Management Innovation of Low Carbon in Green” award by the Province of Guandong in March 2011. Mr. Huang received an MBA from Qinghua University in China in 2010 and he received an MBA degree from Victoria University in Australia in 2012.

None of the officers and directors of the Company are currently compensated for serving in such positions.

Reference is made to Item 5.01 for a description of the Agreement and the related transactions.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the transactions contemplated by the Agreement, on March 1, 2013, the Board of Directors of the Company adopted, and the sole stockholder of the Company approved, an amendment to the Certificate of Incorporation of the Company (the “Amendment”) (i) to change the name of the Company from “SHC Advance Services Inc.” to “LVFAR Green Technology Corp.” and (ii) to increase the total authorized shares of capital stock to 130,000,000 shares, of which 100,000,000 share shall be designated common stock and 30,000,000 shall be designated preferred stock. The effective date of the Amendment was March 1, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 1, 2013, the sole stockholder of the Company unanimously voted by written consent to approve the Amendment and to elect Guoxiang Huang, Quixia Huang, Zhihao Huang, Guohua Huang and Peter H. Tong as directors of the Company, effective immediately upon the consummation of the transactions contemplated by the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Certificate of Incorporation

16.1	Letter from Rothstein Kass, dated March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2013

LVFAR Green Technology Corp.

By:	/s/ Peter H. Tong
Name: Peter H. Tong Title: Chief Executive Officer and Chief Financial Officer

Exhibit Index

3.1	Amendment to Certificate of Incorporation

16.1.	Letter from Rothstein Kass, dated March 7, 2013